As filed with the Securities and Exchange Commission on December 6, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TIPPINGPOINT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2902814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501B North Capital of Texas Highway

Austin, Texas 78731

(512) 681-8000

(Address of principal executive offices, including zip code)

TIPPINGPOINT TECHNOLOGIES, INC. FOURTH AMENDED AND RESTATED 1999 STOCK OPTION

AND RESTRICTED STOCK PLAN

(Full title of the plan)

Adam Chibib

Chief Financial Officer

TippingPoint Technologies, Inc.

7501B North Capital of Texas Highway

Austin, Texas 78731

(512) 681-8000

(Name, address and telephone number of agent for service)

copy to:

William J. Murphy General Counsel Tipping Point Technologies, Inc. 7501B N. Capital of Texas Highway Austin, Texas 78731 512-681-8320	Kyle K. Fox Vinson & Elkins L.L.P. The Terrace 7 2801 Via Fortuna, Suite 100 Austin, Texas 78746 512-542-8400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000 shares (1)	$36.6125	$36,612,500.00	$4,638.80

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low trading prices of the Registrant’s Common Stock reported on the Nasdaq National Market on December 2, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

TippingPoint Technologies, Inc. (the “Registrant”) will send or give to all participants in the TippingPoint Technologies, Inc. Fourth Amended and Restated 1999 Stock Option and Restricted Stock Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, filed on April 20, 2004, and amended and restated by Form 10K/A, filed on June 3, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) The Registrant’s Current Report on Form 8-K filed on April 21, 2004, pursuant to the Exchange Act.

(c) The Registrant’s Definitive Proxy Statement filed on May 4, 2004, pursuant to Section 14(a) of the Exchange Act.

(d) The Registrant’s Current Report on Form 8-K filed on June 1, 2004, pursuant to the Exchange Act.

(e) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2004, filed on June 1, 2004, pursuant to the Exchange Act.

(f) The Registrant’s Current Report on Form 8-K filed on August 20, 2004, pursuant to the Exchange Act.

(g) The Registrant’s Current Report on Form 8-K filed on August 23, 2004, pursuant to the Exchange Act.

(h) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004, filed on September 1, 2004, pursuant to the Exchange Act.

(i) The description of the Registrant’s Common Stock, par value $.01 per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed on February 29, 2000, pursuant to the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding anything herein to the contrary, the information contained in Items 2.02 and 7.01 of any Current Report on Form 8-K of the Registrant (and any exhibits attached thereto pursuant to Item 9.01 in connection with such information), or any other information contained in a periodic report that is not deemed to be “filed” with the Securities and Exchange Commission under SEC rules and regulations for purposes of Section 18 of the Exchange Act (and any exhibits attached thereto in connection with such information), shall not be deemed to be incorporated by reference herein.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article IX of the Registrant’s Restated Certificate of Incorporation provides for the indemnification of officers and directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, Article X of the Registrant’s Restated Certificate of Incorporation provides that directors of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

The Registrant maintains directors’ and officers’ liability insurance and has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify each such person against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any act or proceeding arising out of his service as a director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 (File No. 001-15715) as filed with the Commission on November 9, 2001).

3.1.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004 (File No. 001-15715) as filed with the Commission on September 1, 2004).

3.2.1	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002 (File No. 001-15715) as filed with the Commission on September 6, 2002).

3.2.2	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004 (File No. 001-15715) as filed with the Commission on September 1, 2004).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-15715) as filed with the Commission on March 27, 2002).

4.2	Registration Rights Agreement, dated as of October 2, 2002, by and among the Registrant and the purchasers of the Registrant’s common stock executing the Stock Purchase Agreement of October 2, 2002 (incorporated by reference to Exhibit 5.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15715) as filed with the Commission on October 4, 2002).

4.3	TippingPoint Technologies, Inc., Inc. Fourth Amended and Restated 1999 Stock Option and Restricted Stock Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, pursuant to Section 14(a) of the Exchange Act (File No. 333-51522) as filed with the Commission on November 7, 2003).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature pages hereto).

*Filed herewith

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 6th day of December, 2004.

TIPPINGPOINT TECHNOLOGIES, INC.

By:	/s/ Kip McClanahan
Kip McClanahan
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of Kip McClanahan, Adam Chibib and William J. Murphy, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Kip McClanahan Kip McClanahan	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2004

/s/ Adam Chibib Adam Chibib	Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2004

John F. McHale	Director	December , 2004

/s/ Richard D. Eyestone Richard D. Eyestone	Director	December 6, 2004

Donald K. McKinney	Director	December , 2004

/s/ David Sikora David Sikora	Director	December 6, 2004

/s/ Kenny Van Zant Kenny Van Zant	Director	December 6, 2004

/s/ Paul S. Zito Paul S. Zito	Director	December 6, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 (File No. 001-15715) as filed with the Commission on November 9, 2001).

3.1.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004 (File No. 001-15715) as filed with the Commission on September 1, 2004).

3.2.1	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002 (File No. 001-15715) as filed with the Commission on September 6, 2002).

3.2.2	Amendment to Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004 (File No. 001-15715) as filed with the Commission on September 1, 2004).

4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-15715) as filed with the Commission on March 27, 2002).

4.2	Registration Rights Agreement, dated as of October 2, 2002, by and among the Registrant and the purchasers of the Registrant’s common stock executing the Stock Purchase Agreement of October 2, 2002 (incorporated by reference to Exhibit 5.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15715) as filed with the Commission on October 4, 2002).

4.3	TippingPoint Technologies, Inc., Inc. Fourth Amended and Restated 1999 Stock Option and Restricted Stock Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, pursuant to Section 14(a) of the Exchange Act (File No. 333-51522) as filed with the Commission on November 7, 2003).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature pages hereto).

*Filed herewith